Exhibit 10.8

ENVISION SOLAR INTERNATIONAL, INC.
SECURED BRIDGE NOTE

Original Issue Date: November 12, 2008	$591,770.83

THIS NOTE is the duly authorized and validly issued Secured Bridge Note of ENVISION SOLAR INTERNATIONAL, INC., a California corporation (the “Company”), having its principal place of business at 4225 Executive Square, Suite 1000, San Diego, CA 92037, designated as its  Secured Bridge Note (this “Note”).

FOR VALUE RECEIVED, the Company promises to pay to GEMINI MASTER FUND, LTD. or its registered assigns (the “Holder”) the sum of Five-Hundred Ninety-One Thousand Seven-Hundred Seventy Dollars and Eighty-Three Cents (US$591,770.83) on the date (the “Maturity Date”) which is the earlier of (a) five (5) months following the Original Issue Date hereof or (b) the occurrence of any Fundamental Transaction (as defined below), provided that upon or prior to such maturity hereof the Holder shall have the right to exchange this Note and the amount due hereunder in whole or in part for securities being issued in a Reverse Merger Financing (as defined in the Purchase Agreement) in accordance with the terms set forth in Section 4.7 of the Purchase Agreement.  (For clarification, if so elected by the Holder, this Note shall remain outstanding until and to the extent exchanged pursuant to Section 4.7 of the Purchase Agreement.)

The Company’s and its Subsidiaries’ obligations under this Note and the other Transaction Documents are secured by the Collateral (as defined in the Security Agreement) pursuant to the terms of the Security Documents and the obligations under this Note are guaranteed by the Company’s Subsidiaries pursuant to the Subsidiary Guarantee.

This Note is subject to the following additional provisions:

Section 1.    Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Note (a) initially capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Event of Default” shall have the meaning set forth in Section 6.

“Fundamental Transaction” means (a) the Company enters into any Reverse Merger Transaction, (b) the Company effects any merger or consolidation of the Company with or into another Person, (c) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (d) an acquisition of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company or its Subsidiaries comprising a majority of the Company’s assets, (e) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of common stock of the Company are permitted to tender or exchange their shares for other securities, cash or property, or (f) the Company effects any reclassification of its common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property. For purposes hereof the assets of the Company shall include the assets of the Company together with its Subsidiaries.

“Late Fees” shall have the meaning set forth in Section 2.

“Mandatory Default Amount” means the sum of (i) 115% of the outstanding amount of this Note, plus 100% of accrued and unpaid interest hereon, including all Late Fees, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 7(d).

“Original Issue Date” means the date of the issuance of this Note, regardless of any transfers of this Note and regardless of the number of instruments which may be issued to evidence this Note.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Note, (b) the Indebtedness existing on the Closing Date which is set forth on Schedule 3.1(v) attached to the Purchase Agreement, provided that the terms of any such Indebtedness have not been changed from the terms existing on the Closing Date, (c) lease obligations and purchase money indebtedness of up to $100,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, and (d) unsecured indebtedness that (i) is expressly subordinate to the Note pursuant to a written subordination agreement with the Holder that is acceptable to the Holder in its sole and absolute discretion and (ii) matures at a date later than the Maturity Date.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) Liens incurred in connection with Permitted Indebtedness under clauses (a) and (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased.

“Purchase Agreement” means the Securities Purchase Agreement, dated on or about the date hereof, among the Company and the original Holder hereof, as amended, modified or supplemented from time to time in accordance with its terms.

Section 2.                  Interest; Late Fees.

a) Interest Rate.  Interest on the principal amount of this Note (other than Default Interest and Late Fees, as provided in Section 2(b) below, and the Mandatory Default Amount, as described in Section 6(b) below and the definition thereof) shall be fully earned on the Original Issue Date and shall be equal to (i) 7% per annum of the Subscription Amount for the five (5) month period immediately following the Original Issue Date hereof plus (ii) (x)15% of such Subscription Amount and (y) 15% of such 7% interest (as set forth in clause (i) above).  All such interest shall be capitalized on the Original Issue Date by being added to the Subscription Amount such that the face amount of the Note shall be equal to $591,770.83.

b) Default Interest.  All overdue accrued and unpaid amounts to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 20% per annum or the maximum rate permitted by applicable law (“Late Fees”) which shall accrue daily from the date such amount is due hereunder through and including the date of actual payment in full.

c) Calculations.  All interest calculations shall be on the basis of a 360-day year with 30-day months.

Section 3.                      Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be payable for such exchange.

b) Investment Representations.  This Note has been issued subject to certain investment representations of the Company and the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only (i) in compliance with applicable federal and state securities laws and regulations, and (ii) in compliance with the Purchase Agreement (including without limitation Section 4.1 thereof and the requirements set forth therein that such subsequent Holder make certain additional representations to the Company).

Section 4.                      No Prepayment.  The Company may not prepay this Note in whole or in part without the prior written consent of the Holder.

Section 5.                      Negative Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its subsidiaries (whether or not a Subsidiary on the Original Issue Date) to, directly or indirectly:

a)other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its charter documents, including without limitation its certificate or articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its common stock or any other securities;

e) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness (except for the Note in accordance with the terms of the Note), other than regularly scheduled principal and interest payments as such terms are in effect as of the Closing Date;

f) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness to any current or former employees, officers or directors of the Company or its Subsidiaries or such current or former employees’, officers’ or directors’ affiliates, including without limitation any loans from or management fees payable to Robert Noble, Karen Morgan, Bill Adelson, Pam Stevens or their affiliates;

g)pay cash dividends or distributions on any equity securities of the Company;

h) enter into any transaction with any affiliate of the Company or any Subsidiary, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

i) enter into any agreement with respect to any of the foregoing.

Section 6.                      Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                     i. any default in the payment of any amount owing to the Holder on this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default is not cured within 5 Business Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Note which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Business Days after notice of such failure sent by the Holder or its representative and (B) 10 Business Days after the Company has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Note, any other Transaction Document, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $75,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. if any of the Security Documents or any Subsidiary Guarantee ceases to be in full force and effect (including failure to create a valid and perfected first priority lien on and security interest in all the Collateral (as defined in the Security Agreement) and Intellectual Property Rights of the Company and its Subsidiaries) at any time for any reason;

viii. any material adverse change in the condition, value or operation of a material portion of the Collateral or Intellectual Property Rights; or

ix. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $75,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount.  After the occurrence and during the continuance of any Event of Default, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 20% per annum or the maximum rate permitted under applicable law.  Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company.  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(b).  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7.                      Miscellaneous.

a) Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address or email address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 7.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or by email prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email as set forth above on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the third Business Day following the date of mailing, if sent by regular mail, or (d) the Business Day following the date on which such notice or communication is deposited with a nationally recognized overnight courier service.  The address for such notices and communications shall be as set forth on the signature pages attached to the Purchase Agreement.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct debt obligation of the Company.

c) Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company (with an affidavit by the Holder confirming such loss, theft or destruction being deemed reasonably satisfactory).

d) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses reasonably incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver by the Company or the Holder must be in writing.

f) Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

i) Assumption.  Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Note and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder and (ii) issue to the Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including without limitation having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, which shall be satisfactory to the Holder.  The provisions of this Section 7(i) shall apply similarly and equally to successive Fundamental Transactions and shall not affect the Holder’s other rights hereunder or under the other Transaction Documents.

j) Usury.  This Note shall be subject to the anti-usury limitations contained herein and in the Purchase Agreement.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

ENVISION SOLAR INTERNATIONAL, INC.
By:	/s/ Robert Noble
Name:	Robert Noble
Title:	CEO

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